Exhibit 16(a)

April 21, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Louisville Gas and Electric Company (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 304 of Regulation S-K, as part of the Registration Statement on Form S-4 of Louisville Gas and Electric Company dated on or about April 21, 2011.  We agree with the statements concerning our Firm in such Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP